Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 24, 2015, by and among ULTRA CLEAN HOLDINGS, INC., a Delaware corporation (“Borrower”), EAST WEST BANK (“EWB”), as the Swingline Lender, the Issuing Lender, the administrative agent and collateral agent for the Lenders (in such capacity, the “Swingline Lender”, the “Issuing Lender” or “Administrative Agent” as the context may require), and the banks and other financial institutions or entities from time to time parties to this Agreement as Lenders, including CITY NATIONAL BANK (“CNB”) and EWB (each a “Lender” and collectively, the “Lenders”).

RECITALS

WHEREAS, Borrower and Lenders are parties to the Credit Agreement, dated as of February 2, 2015 (as amended from time to time, collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment;

NOW, THEREFORE, IT IS AGREED THAT:

1.             Section 1.1 is amended by amending the definition of “Consolidated Fixed Charge Coverage Ratio” to read as follows:

“Consolidated Fixed Charge Coverage Ratio”: with respect to Borrower and its consolidated Subsidiaries (a) for any period through the fourth Fiscal Quarter of the 2016 Fiscal Year, the ratio of (i) the sum of (x) Consolidated Adjusted EBITDA for such period minus (y) the portion of taxes based on income actually paid in cash (net of any cash refunds received) during such period to (ii) Consolidated Fixed Charges for such period and (b) for any period beginning with the first Fiscal Quarter of the 2017 Fiscal Year, the ratio of (i) the sum of (x) Consolidated Adjusted EBITDA for such period minus (y) the portion of taxes based on income actually paid in cash (net of any cash refunds received) during such period, minus (z) Consolidated Capital Expenditures (excluding the principal amount funded with the Loans incurred in connection with such expenditures) for such period to (ii) Consolidated Fixed Charges for such period.

2.             Section 1.1 is amended by adding the definition of “Liquidity”, in the appropriate alphabetical location, to read as follows:

“Liquidity”: as of any date the sum of (i) unrestricted cash, (ii) unrestricted Cash Equivalents, and (iii) the Available Revolving Commitments.

3.             Section 7.1 is amended to read as follows:

7.1 Financial Condition Covenants.

(a)      Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter (and with respect to the period of four (4) consecutive Fiscal Quarters then ending), commencing with the first Fiscal Quarter of the 2015 Fiscal Year, to be less than 1.25:1.00.

(b)      Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio, tested as of the last day of any Fiscal Quarter (and with respect to the period of four (4) consecutive Fiscal Quarters then ending), commencing with the first Fiscal Quarter of the 2015 Fiscal Year, to exceed 3.50:1.00.

(c)      Liquidity. Permit Liquidity to be less than Thirty-Five Million Dollars ($35,000,000) as of the last day any Fiscal Quarter through the fourth Fiscal Quarter of the 2016 Fiscal Year.

4.             No course of dealing on the part of Agent, either Lender or any officer of Agent or either Lender, nor any failure or delay in the exercise of any right by Agent or Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent’s or Lenders’ failure at any time to require strict performance by Borrower of any provision shall not affect any right of Agent and Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent and each Lender.

5.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lenders under the Agreement, as in effect prior to the date hereof.

6.             Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.             As a condition to the effectiveness of this Amendment, Lenders shall have received, in form and substance satisfactory to Lenders, the following:

(a)      this Amendment, duly executed by Borrower;

(b)      each Guarantor consents to this Amendment and reaffirms the Guarantee and Collateral Agreement, by duly executing this Amendment;

(c)      all reasonable expenses of Administrative Agent incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

(d)      such other documents, and completion of such other matters, as Lenders may reasonably deem necessary or appropriate.

8.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ULTRA CLEAN HOLDINGS, INC.

By:	/s/ Kevin C. Eichler

Name:	Kevin C. Eichler

Title:	CFO

EAST WEST BANK,
as the Administrative Agent

By:	/s/ Alexis Cole

Name:	Alexis Cole

Title:	Managing Director

EAST WEST BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Alexis Cole

Name:	Alexis Cole

Title:	Managing Director

CITY NATIONAL BANK,
as Issuing Lender and as a Lender

By:	/s/ Lynette C. Fletcher

Name:	Lynette C. Fletcher

Title:	SVP / Sr. Relationship Manager

[Signature Page to Third Amendment to Credit Agreement]

Each Guarantor consents to the modifications to the Obligations pursuant to this Amendment, hereby ratifies the provisions of the Guarantee and Collateral Agreement and confirms that all provisions of the Guarantee and Collateral Agreement are in full force and effect.

ULTRA CLEAN TECHNOLOGY SYSTEMS AND SERVICE, INC.

By:	/s/ Kevin C. Eichler

Name:	Kevin C. Eichler

Title:	CFO

AMERICAN INTEGRATION TECHNOLOGIES LLC

By:	/s/ Kevin C. Eichler

Name:	Kevin C. Eichler

Title:	CFO

UCT SIEGER ENGINEERING LLC

By:	/s/ Kevin C. Eichler

Name:	Kevin C. Eichler

Title:	CFO

INTEGRATED FLOW SYSTEMS, LLC

By:	/s/ Kevin C. Eichler

Name:	Kevin C. Eichler

Title:	CFO

MARCHI THERMAL SYSTEMS, INC.

By:	/s/ Kevin C. Eichler

Name:	Kevin C. Eichler

Title:	CFO

[Signature Page to Third Amendment to Credit Agreement]